EXHIBIT 10.4

EMPLOYMENT AGREEMENT


     This Agreement is dated as of March 9, 2000, and is by and between Temptronic Corporation, a Delaware corporation with its principal place of business in Newton, Massachusetts (the "Company"), and William M. Stone of 12 Samuel Drive, North Grafton, Massachusetts 01536 (the "Employee").

     1. Employment. The Company hereby agrees to continue to employ the Employee, and the Employee agrees to continue in the employ of the Company, on the terms and conditions hereinafter set forth.

     2. Effective Date and Term. The effective date of this Agreement (the "Effective Date") shall be March 9, 2000. Subject to the provisions of
Section 5 hereof, this Agreement shall have a term of three years, commencing on the Effective Date. In the event that neither the Company nor the Employee shall have given notice of termination as provided in Sections 5(a) or 5(c), in the Company's case at least six months prior to the end of the initial three-year term of this Agreement, the term of this Agreement shall be extended for an additional year. The term of this Agreement shall be extended from year to year thereafter in the event that notice is not given as aforesaid during any extension of the term hereof.

     3.   Capacity and Extent of Service.

          (a) At all times during the term of this Agreement, the Company shall employ the Employee as its President and Chief Executive Officer.

          (b) During his employment hereunder, the Employee shall devote his full business time and his best efforts, business judgment, skill and knowledge to the performance of his duties and responsibilities hereunder. The Employee shall not engage in any other business activity during the term of this Agreement, except as may be approved by the Board of Directors of the Company.

          (c) The Company encourages participation by the Employee on community boards and committees and in activities generally considered to be in the public interest, but the Board of Directors shall be advised in advance and shall have the right to approve or disapprove, in its sole discretion, the Employee's participation on such boards and committees if, in the judgment of the Board, such participation may conflict with the Company's interests or with the Employee's duties or responsibilities.

     4.   Compensation and Benefits.

          (a) Base Salary. As compensation for services performed under and during the term of this Agreement, the Employee shall receive a base salary ("Base Salary"), which shall initially be at a rate of $160,000 per annum. The Base Salary shall be reviewed annually during the term of this Agreement, as of October 1 of each year, by the President and CEO of inTEST Corporation and may be increased, but shall not be decreased below its current level.


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          (b)  Bonuses.  For each full calendar year during the term of this
Agreement, the Employee shall receive a bonus equal to 1% of the pre-tax profit of the Company during such fiscal year. Pre-tax profit shall be determined by the Company's independent auditors in accordance with generally accepted accounting principles, except that such computation shall not take into account the Employee's bonus. The bonus payable pursuant to this Section 4(b) shall be prorated for any portion of a calendar year included within the term of this Agreement. In addition to the foregoing, the Company will consider awarding the Employee a supplementary bonus relating to the Employee's performance during calendar year 1999.

          (c) Fringe Benefits. At all times during the term of this Agreement, the Company shall provide the Employee with fringe benefits comparable to those provided to other executive officers of the Company.

          (d) Business Expenses. The Company shall reimburse the Employee for all reasonable travel and other business expenses incurred by him in the performance of his duties and responsibilities, subject to such reasonable requirements with respect to substantiation and documentation as may be specified by the Company, its auditors or the Internal Revenue Service.

     5.   Termination and Termination Benefits

     Notwithstanding the provisions of Section 2, the Employee's employment hereunder shall terminate under the following circumstances:

          (a) Termination by the Employee Without Cause. The Employee may resign from the Company at any time upon not less than 90 and not more than 180 days' prior written notice to the Company. In the event of resignation by the Employee under this Section 5(a), the Company may elect to waive the notice period or any portion thereof and the Employee shall cease performing services hereunder, in which event the Company will pay the Employee's Base Salary for the full notice period specified in the notice of termination (or for any remaining portion of the period). If and to the extent that the Employee continues to perform services hereunder during the notice period, he shall continue to perform as described in Section 3(b) hereof. From and after the effective date of such termination of employment under this Section 5(a), the Company shall have no further liability to the Employee for salary or other compensation or benefits under this Agreement, other than payment, when calculated, of any bonus to which the Employee may be entitled pursuant to
Section 4(b) hereof that may have accrued through the effective date of termination.

          (b) Termination by Reason of Death or Disability. In the event of the Employee's death or permanent disability, as reasonably determined by the Company, during his employment under this Agreement, the Employee's employment shall terminate on the date of his death or such determination of permanent disability. In the event of any such termination, the Employee or those entitled thereto by will or the laws of descent and distribution shall be paid his base salary for the greater of (a) one year from the date of such termination, or (b) the balance of the three-year term of this Agreement. In addition, the Employee or others so entitled shall be paid any bonus to which the Employee may be entitled pursuant to Section 4(b) that may have accrued through the effective date of termination.

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          (c)  Termination by the Company Without Cause.  The Employee's
employment under this Agreement may be terminated by the Company without cause on written notice to the Employee. In the event of such termination, the Employee shall be entitled to the same post-employment benefits as shall be payable pursuant to Section 5(b) in the event of death or disability.

          (d) Termination by the Company For Cause. The Employee's employment hereunder may be terminated for cause by the Company, effective immediately. Only the following shall constitute "cause" for such termination:

          (i) Conviction of the Employee by a court of competent jurisdiction of any criminal offense involving dishonesty or breach of trust or any felony or crime of moral turpitude;

          (ii) Commission by the Employee of an act of fraud upon the Company; or

          (iii) Willful refusal by the Employee to perform the duties reasonably assigned to him by the Board of Directors of the Company, which failure or breach continues for more than ten days (or such longer period, not in excess of 30 days, as may be required to cure such failure) after written notice thereof is given to the Employee.

In the event of the termination of employment under this Section 5(d), the Company shall have no further obligation to the Employee hereunder except payment of salary, that may have accrued, through the effective date of termination.

          (e) Post-Termination Fringe Benefits. In addition to the post-termination benefits to which the employee is entitled by law, if the employment of the Employee is terminated pursuant to Sections 5(b) or 5(c), the Employee shall be entitled to all Company fringe benefits for any period subsequent to termination of employment during which he continues to receive a base salary pursuant to the foregoing provisions. In addition, in the event that his employment terminates under the conditions described in sections 5(b) or 5(c), the Company shall provide the Employee and his immediate family with medical and dental insurance coverage, and such other insurance coverage as is in effect at the time of such termination, at the expense of the Employee, until the Employee reaches the age of 65 or would have reached such age, such insurance coverage to be substantially as broad as the coverage in effect as of the date of termination of employment.

     6. Notices. Any notices, requests, demands and other communications provided for by this Agreement shall be sufficient if in writing and delivered in person or sent by registered or certified mail, postage paid, to the Employee at the last address the Employee has filed in writing with the Company or, in the case of the Company, at its main office, attention of the Board of Directors, with a copy to inTEST Corporation at its main office, attention of the President.


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     7.   Entire Agreement and Amendment.  This Agreement constitutes the entire Agreement between the parties with respect for its subject matter, except for a non-disclosure and proprietary rights agreement heretofore executed by the Employee and a letter agreement dated as of February 12, 1999 relating to a Company loan to the Employee. This Agreement supersedes in all respects the Employment Agreement dated as of October 26, 1998 between the Employee and the Company. This Agreement may not be amended except by a writing duly executed and delivered by the Employee and on behalf of the Company.

     8. Binding Effect; Non-assignability. This Agreement shall be binding upon and inure to the benefit of the Company and its successors. This Agreement shall inure to the benefit of and be enforceable by the Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

     9. Applicable Law. This Agreement shall be construed and enforced in all respects in accordance with the laws of The Commonwealth of Massachusetts.

     IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument by the Company, by its duly authorized officer, and by the Employee, as of the date first above written.

                                         TEMPTRONIC CORPORATION



/s/ William M. Stone                  By: /s/ Hugh T. Regan, Jr.
--------------------------               -------------------------------
William M. Stone                         Hugh T. Regan, Jr.
                                         Secretary and Treasurer



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